Exhibit 10.3

TERMS AND CONDITIONS & RULES AND REGULATIONS

IT IS AGREED as follows between the Parties:

1.    DEFINITIONS AND INTERPRETATION

1.1       In this Agreement, unless there is something in the subject or context inconsistent therewith:

"Ancillary Fee" has the meaning ascribed to it in Clause 4.1.2;

"Ancillary Services" means such services set out in the Form, together with the charges for each of such services;

"Business Day" means a day (other than a Saturday, a Sunday or a public holiday in Singapore) on which banks are open for normal banking business in Singapore;

"Company" means Neo & Partners Global Private Limited;

"Confidential Information" has the meaning ascribed to it in Clause 9;

"Core Services" means the services set out in the Form;

"Disclosing Party" has the meaning ascribed to it in Clause 9;

"Fees" means collectively the Monthly Fee and the Ancillary Fee;

"Monthly Fee" has the meaning ascribed to it in Clause 4.1.1

"Office" means the space at 1 Raffles Place, #33-02, One Raffles Place Tower 1, Singapore 048616 designated to the Client under this Agreement, including the furniture, fixtures and fittings and services listed under "Core Services",'Boardroom","Server Room/LAN" and "Common Areas" as described in the Form;

"Parties" means collectively the Company and the Client and

"Party" shall refer to either of them;

"Premises" means the office space at 1 Raffles Place, #33-02, One Raffles Place Tower 1, Singapore 048616;

"Recipient" has the meaning ascribed to it in Clause 9;

"Representatives" has the meaning ascribed to it in Clause 9.2.2;

"8$" means the lawful currency of Singapore; and

"Term" means such period commencing on the date of this Agreement and ending on such date in accordance with the First Schedule whereby this Agreement is terminated in accordance with  Clause 8 respectively.

1.2 The headings in this Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of any provision to which they refer.

1.3 In this Agreement, except where the context otherwise requires:

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1.3.1	words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and 'person" shall include any natural person, firm, partnership, joint venture, company, organisation, association, trust, government or governmental sub-division or agency, or any other entity, whether acting in an individual, fiduciary or other capacity;
1.3.2	the expression "this Agreement" or any similar expression shall mean the Form, this Terms and Conditions, Rules and Regulations and the Schedules and any amendment modification or supplemental written agreement thereto as may be in force from time to time or any time in accordance with the terms and conditions set out herein;
1.3.3	references to Clauses and Schedules are, unless otherwise stated, to clauses of and schedules to this Agreement; 1.3.4 the Schedules form part of this Terms and Conditions and have the same force and effect as if expressly set out in the body of this Agreement;
1.3.5	if any period of time is specified from a given day or the day of a given act or event, it is to be calculated exclusive of that day and if any time limit falls on a day which is not a Business Day then that time limit is deemed to only expire on the next Business Day;
1.3.6	any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time amended, extended or re-enacted whether before or after the date of this Agreement so far as such modification, extension or re-enactment applies or is capable of applying to any transactions contemplated under this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time amended or re-enacted) which such provisions or regulations have directly or indirectly replace;
1.3.7	words denoting an obligation on a Party to any act, matter or thing, include an obligation to procure that it be done, and words placing a Party under a restriction, include an obligation not to permit infringement, default or breach of the restriction; and
1.3.8	the contra proferentum rule shall not apply in the construction or interpretation of this Agreement and the language in all parts of this Agreement shall be construed and interpreted as a whole and neither strictly for nor against any of the Parties to this Agreement.

1.4 References in this Agreement to the Parties shall include their respective heirs, successors in title, permitted assigns and personal representatives.

2.    BUSINESS OF THE COMPANY

2.1 The Company carries on the business of providing dedicated trade desk office workspace with additional customisable trading platforms and other related ancillary services.

2.2 The Company has agreed to provide and the Client has agreed to pay for the Office and such Ancillary Services (as and when requested for by the Client) on the terms and subject to the conditions set out in this Agreement.

3.    USE OF OFFICE AND PROVISION OF SERVICES

3.1 For the Term of this Agreement the Company agrees to grant the Client use of the Office from 1st June 2018 (or such other date as agreed between the Parties) and to provide such other Ancillary Services to the Client, as and when requested by the Client in accordance with the terms of this Agreement.

3.2 The Office will be available for the Client's use 24 hours a day, seven (7) days a week.

3.3 The Parties acknowledge that this Agreement is an agreement for the provision of a temporary use of an office trade desk space with a complete suite of trading facilities and services. This Agreement does not constitute any tenancy, tenancy interest, leasehold estate or other real property interest and it shall not entitle the Client to exclusive possession of the Office.

3.4 The Company shall maintain the Office in dean condition and good state of repair and shall perform the Ancillary Services with reasonable care and skill.

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4.    FEES

4.1       Unless otherwise specified in the Form in consideration of the Company granting the Client use of the Office and providing such Ancillary Services in accordance with this Agreement, for and during the Term of this Agreement, the Client shall pay the Company:

4.1.1	A monthly fee of S$ 24 000, before GST for the use of the Office (the "Monthly Feel and
4.1.2	a fee for such Ancillary Services (the "Ancillary Fee") as requested by the Client and agreed to be provided by the Company to the Client.

4.2       For the avoidance of doubt, should the Client commences use of the Office on a day other than the first day of the month, the Client shall only be liable to pay such pro-rata amount of the Monthly Fees for any period less than one (1) month.

4.3       The Monthly Fees shall be paid to the Company on the first Business Day of each and every succeeding calendar month by way of electronic bank transfer to the Company's designated bank account, details of which are set out below:

Account Holder's Name: Neo & Partners Global Private Limited

Account Number: 686-338617-001

Bank Name: OCBC Bank Bank Address: 65 Chulia Street, OCBC Centre, Singapore 049513

SWIFT/BIC Code: OCBCSGSG

Bank Code: 7339

Branch Code: 686

4.4       Where the Client subscribes to any of the Ancillary Services, payment of the Ancillary Fee shall only be made by the Client on receipt from the Company of an invoice for this purpose. Invoices should be marked for the attention of the Contact Person stated in the Form. Payment to the Company shall be due no later than seven (7) Business Days from the Client's receipt of the invoice.

4.5       If the Client does not pay the Fees within 7 Business Days after the due date (whether or not formally demanded), the Client shall be liable to pay interest of 10% on that sum from the date the sum is due until the date the sum is paid. The Company also reserves the right to withhold the providing of Ancillary Services to the Client or denying the Client access to the Office while there are Fees outstanding for more than 7 Business Days and/or interest or where the Client is in breach of its obligations hereunder this Agreement.

4.6       Nothing in Clause 4.6 entitles the Client to withhold or delay any payment or affects or derogates from the rights of the Company in relation to non-payment.

4.7       Any sums due or owing under this Agreement by the Client to the Company are to be paid by the Client in full, net of any bank charges, taxes, administrative charges or foreign exchange expenses (if any).

4.8       Invoices are deemed accepted if not disputed with detailed evidence of the dispute within 7 days of the date of the invoice. If disputed the Client must still pay the undisputed portion of the invoice by the due date.

5.0 SECURITY DEPOSIT

5.1       The Client shall on acceptance of this Agreement, pay to the Company a security deposit of S$ 72,000 (the "Security Deposit") within three (3) Business Days from the date of this Agreement.

5.2       In the event the Client wishes to terminate this Agreement before expiry of the date of this Agreement, the Security Deposit will be forfeited by the Client.

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5.3       The Client shall pay to and maintain with the Company the Security Deposit, up to and including the date of the termination of the Term:

5.3.1	as security for compliance by the Client of all the provisions in this Agreement;
5.3.2	to secure and indemnify the Company against
(i)	any loss or damage resulting from any default by the Client of its obligations under this Agreement and
(ii)	any successful claim by the Company at any time against the Client in relation to any matter arising out of or in connection with this Agreement.

5.4       If any default by the Client of its obligations hereunder occurs, the Company is entitled to apply the whole or part of the Security Deposit in or towards:

5.4.1	making good any loss or damage sustained by the Company as a result of that default in any manner as may be reasonably required by the Company, and
5.4.2	repayment of any expense reasonably incurred by the Company in making good the loss and damage, in any manner as may be reasonably prescribed by the Company.

5.5       For the avoidance of doubt, the giving of the Security Deposit or any deduction from the Security Deposit by the Company shall not relieve the Client from any of its obligations under this Agreement or act as a waiver or otherwise limit the Company's right to recover amounts not covered by the Security Deposit against the Client for any breach of its obligations under this Agreement.

5.6       The Client shall not set-off any part of the Security Deposit against any Fees owed by the Client to the Company or any sums payable by the Client under this Agreement against the Security Deposit.

5.7       If from time to time during the Term, the Security Deposit increases in amount by agreement between the Parties, the Client shall pay such increase in the Security Deposit within seven (7) Business Days of the receipt of written notice from the Company notifying the Client of the amount of such increase payable.

5.8       Upon the termination of this Agreement, the Company shall repay the Security Deposit to the Client (without interest and after proper deductions by the Company) within 30 Business Days of the termination date of the Agreement, if the Client has then paid all sums owing and performed all other obligations under this Agreement to the satisfaction of the Company.

5.9       The rights of the Company under this Clause 5 are in addition to and will not affect the other rights of the Company under this Agreement.

5.10      If the Fees are increased in accordance with provisions of this Agreement then the Security Deposit shall be increased proportionately and the Client shall pay such increase in the Deposit within fourteen (14) days of the receipt of written notice from the company notifying the Client of the amount of such increase payable. The amount of such increase payable by the Client as specified in the Company's said notice shall be accepted by the Client as correct final and conclusive save for manifest error.

6. RULES OF USE

6.1       The Office shall be used by the Client for corporate business purposes only and such other use as is normally incident thereto and for no other purpose.

6.2       The Client agrees with the Company that it will observe all the Rules and Regulations relating to the occupation and use of the Office and the Ancillary Services.

6.3       The Company reserves the right to amend, delete and insert new rules and regulations from time to time, at its reasonable discretion upon written notice to Client.

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7. HEAD LEASE

7.1       The Client acknowledges that this Agreement is subject and subordinate to the terms of the Company's head lease and any other documents or provisions binding on the Company or the Company's use of the Premises.

7.2       The Parties agree that this Agreement is dependent and conditional upon the head lease. The Company will use its best endeavours to ensure that the head lease remains in effect and it performs its obligations under such lease and represents and warrants that it is permitted to provide the services set out in this Agreement. If the head lease is terminated for any reason whatsoever, the Company may terminate this Agreement giving Client as much notice as is possible in accordance with the head lease, without compensation to the Client and the rights under this Agreement shall immediately terminate without prejudice to any antecedent rights which has arisen prior to such termination. Company shall refund the unused portions of any Monthly Fees to the Client within 14 days of such 7.3 termination. The Client shall comply with all acts, legislation, regulations as required by the head lease and comply with any regulations or procedures issues or required by the Company under the head lease.

8. TERMINATION

8.1       Either Party may terminate this Agreement by giving to the other Party three (3) months' notice in writing.

8.2       Without prejudice to Clause 8.1, the Company shall have the right to terminate this Agreement immediately by notice in writing to the Client upon the happening of any of the following events: 8.2.1 The Client fails to pay the amounts set out in Clauses 4.1 after a period of (7) Business Days after the due date for such payments.

8.2.2	There is a material breach by the Client of any of the covenants, obligations or stipulations to be performed or observed by under this Agreement after having received written warning from the Company and not having remedied the breach within 14 days of such warning.
8.2.3	The Client is unable to pay his debts as and when they fall due or if the Client has no reasonable prospects of being able to pay his debts.
8.2.4	The Client has petitioned for a bankruptcy petition or has a bankruptcy order made against the Client.
8.2.5	The Client is guilty of conduct tending to bring himself or the Company into disrepute.
8.2.6	Any material, non-vexatious claim, action or proceeding is commenced against the Client.

8.3       Upon terminating this Agreement in accordance with the provisions herein:

8.3.1	all amounts payable by the Client, or refunds to the Client of unused portions of the Monthly Fees will become immediately due and payable, including but without limitation, the Fees or such other fees payable in relation to this Agreement and 8.3.2 the Parties shall be released and discharged from their respective obligations to each other under this Agreement save for any rights and liabilities accrued on or prior to such termination, provided that any liability of any Party in respect of its covenants or undertakings hereunder prior to such termination shall be in addition to any other remedies to which the non-defaulting Party may be entitled at law or in equity.

9. CONFIDENTIALITY

9.1       Each Party hereby agrees that the existence, subject matter and contents of this Agreement as well as any and all other information being delivered or disclosed (whether orally, in writing or in electronic form) by one Party ("Disclosing Party") to the other Party ("Recipient") in connection with this Agreement or the Office or the Ancillary Services shall be deemed to be confidential and proprietary ("Confidential Information"), unless specifically designated by the Disclosing Party at the time of disclosure to be non-confidential or non-proprietary.

9.2       The Recipient shall treat and shall cause its Representatives (as hereinafter defined) to treat, such Confidential Information as confidential and shall not

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9.2.1	use such Confidential Information for any purpose (whether commercial or non-commercial) other than for the purposes of the transactions contemplated under this Agreement; or
9.2.2	divulge or disclose (directly or indirectly) such Confidential Information to any other person (other than to its officers, directors, employees and advisors who reasonably require access to such Confidential Information on a need-to-know basis for the purposes of the transactions contemplated under this Agreement (the "Representatives").

9.3       The restrictions and obligations contained in this Clause shall not apply when:

9.3.1	such Confidential Information is disclosed as required by law or by way of an action or order of court or any requirement of legal process, regulation or governmental or quasi-governmental order, decree, regulation or rule;

9.3.2	such Confidential Information is in the public domain or subsequently falls within the public domain through no breach of this Agreement by the Recipient or its Representatives;
9.3.3	such Confidential Information can be demonstrated by the Recipient to already be in its possession prior to a disclosure by the Disclosing Party;
9.3.4	such Confidential Information is lawfully received by the Recipient without any obligation of confidentiality from a third party who in turn also has an independent right to disclose such Confidential Information; or
9.3.5	the Disclosing Party has agreed in writing that such Confidential Information may be disclosed by the Recipient.

9.4       The Recipient shall promptly notify the Disclosing Party in writing (prior to disclosure if reasonably practicable and permitted to do so) if the Recipient discloses any Confidential Information pursuant to Clause 9.3.1. Such notification shall include without limitation a detailed account of the Confidential Information disclosed.

9.5       The provisions of this Clause 9 shall survive the termination of this Agreement and shall be in full force and effect for three years following the termination of this Agreement.

10.    INDEMNITY

10.1       Each Party shall indemnify the other against all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature which such other Party may suffer or incur for death, injury, loss and damage caused, directly or indirectly by:

10.1.1	any act or thing done or caused to be done by the Party in the Office or in connection with the Ancillary Services or the Agreement; or
10.1.2	any default by the Party in complying with the provisions of this Agreement.

10.2       The Client shall indemnify the Company against all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature which the Company may suffer or incur for death, injury, loss and damage caused, directly or indirectly by the wilful or grossly negligent misconduct, use or occupation of the Office by the Client or by any of the Client's employees, agents or permitted occupiers.

11.    LIMITATION OF COMPANY'S LIABILITY

11.1       Notwithstanding anything contained in this Agreement, the Company shall not be liable or responsible to the Client, its employees, agents or other permitted occupiers and the Client shall not claim against the Company for any injury, loss or damage resulting from:

11.1.1	the acts or omissions of the Company's employees or agents, persons using the Office or the Ancillary Services provided by the Company, or other persons using any part of the Office;
11.1.2	any failure or inability of or delay by the Company in fulfilling any of its obligations under this Agreement; or
11.1.3	any failure or inability of or delay by the Company to provide, or interruption in or inadequate supply of utilities, air-conditioning or lighting to the Office;

except for such loss or damage arising from the wilful or grossly negligent misconduct of the Company, its agents, or employees.

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11.2       For the avoidance of doubt and without prejudice to the generality of the foregoing, no Party shall in any event be liable to the other Party for any special or consequential loss, including but not limited to loss of profits, loss of goodwill or loss of business opportunity or for punitive damages.

12.    FORCE MAJUERE

No Party shall be liable to the other for any partial or nonperformance of its obligations hereunder by reason of any cause beyond the Party's reasonable control, including without limitation any breakdown, delay, malfunction or failure of transmission, communication or computer facilities, act of terrorism, acts of God, acts and regulations of any governmental authorities of relevant jurisdiction or the failure by the relevant broker or agent, dealer, market, clearing house or regulatory organisation, for any reason to perform its obligations.

13.    NOTICES

13.1       Each notice or communication (each a "Notice") required or permitted under this Agreement shall be:

13.1.1	in writing;
13.1.2	signed for the Party giving it by the Party's authorised officer, attorney or, solicitor, and
13.1.3	delivered personally to the Party to whom it is addressed, or left at or sent by courier or prepaid registered post to the Party's address, or sent by email to the Party's email address, given in the Form.

13.2       A Notice is taken as given by the sender and received by the intended recipient:

13.2.1	if delivered personally or by courier, upon delivery and receipt of a written acknowledgement thereof;
13.2.2	if posted to an address within Singapore, [three (3)] Business Days after posting;
13.2.3	if posted to an address outside Singapore, [seven (7)] Business Days after posting; and
13.2.4	if sent by email, at time of delivery to the recipient's computer, but if delivery or receipt is on a day which is not a Business Day or is after 5.00 pm at the place of delivery or receipt, it is taken as given at 9.00 am on the next Business Day.

13.3       A Party may change its address or email address for Notices by giving written notice to the other Party.

14.    GENERAL

14.1 Costs and Expense: Each Party shall bear and pay for its own respective legal, professional and other costs and expenses incurred under or in connection with the negotiation, preparation and execution of this Agreement.

14.2 Variation: Subject to the terms of this Agreement, no alterations or modifications to the terms of this Agreement will be binding upon either the Company or the Client unless made in writing and signed by both Parties.

14.3 Entire Agreement: This Agreement constitutes the entire and final expression of agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations or understanding of the Parties whether written, oral or otherwise, in connection therewith.

14.4 Severability: If any term or provision of this Agreement is to any extent held by a court or other tribunal to be invalid, void or unenforceable, such term or provision shall, insofar as it is in conflict with law, be treated as deleted from this Agreement. This does not affect the validity or enforceability of the remaining terms and provisions.

14.5 Counterparts: This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

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14.6 Cumulative Remedies No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available to be sought at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise.

14.7 Assignment: A Party must not assign its rights under this Agreement unless it has the other Party's written consent. A Party must not unreasonably withhold its consent.

14.8 Third party rights: Save to the extent expressly provided in this Agreement, the Singapore Contracts (Rights of Third Parties) Act (Cap. 53B) shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or form part of a class of persons so named, referred to or identified in this Agreement) shall have no right under the Singapore Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce this Agreement.

14.9 Waiver: A Party waives a right or remedy under this Agreement only if it does so in writing. A Party does not waive a right or remedy simply because it

14.9.1	fails to exercise the right;
14.9.2	delays exercising the right; or
14.9.3	only exercises part of the right.

A waiver of one breach of a term of this Agreement does not operate as a waiver of another breach of the same term or any other term.

14.10 Further action: Each Party must promptly sign, do or procure to be done all such further acts, deeds, things and documents as may be necessary or reasonably requested by the other Party to give full effect to this Agreement, and (so far as it is able) to provide such assistance as the other Party may reasonably request to give effect to the spirit and intent of this Agreement.

14.11 Survival of provisions: A provision of this Agreement that has not been met on, or can have effect after, completion of the transactions contemplated by this Agreement, or termination of this Agreement, continues to apply after termination.

15.    LAW AND JURISDICTION

15.1 This Agreement shall be governed by and construed in accordance with the laws of Singapore.

15.2 The Parties agree to refer any disputes arising out of, or in connection with this Agreement (including any disputes or questions regarding its existence, validity or termination) to arbitration in the Republic of Singapore in accordance with the arbitration rules of the Singapore International Arbitration Centre ("SIAC") for the time being in force which rules are deemed to be incorporated by reference into this provision. All arbitration proceedings shall be conducted wholly in English language. The arbitration tribunal shall consist of 1 arbitrator to be appointed by the SIAC in accordance with the SIAC rules and the decision of the tribunal shall be final and binding.

16.    OPTION TO RENEW

16.1 The Company shall grant to the Client an option to renew this Agreement granted on the terms and conditions below:

16.1.1	The option to renew will be for a further term for a period specified in the First Schedule ("the Renewed Term") commencing on the day after the expiry of the Term. To exercise the option to renew, the Client shall serve on the Company a written renewal notice ('Tenants Renewal Notice") not more than three (3) months prior to the expiry of the Term (time being of the essence).
16.1.2	Upon the Client's exercise of the option to renew in compliance with Clause 16.1.1, the Company shall grant to the Client the Renewed Term at a revised Rent to be determined by the Company based on the prevailing market rent and on such terms and conditions as the Company may determine, which terms shall exclude any further option to renew unless the Company otherwise decides. Provided that the grant of the Renewed Term shall be subject to:

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16.1.2.1	there being no breach or non-observance of any of the covenants on the part of the Client herein contained at any time during the Term or at the time of its expiry;
16.1.2.2	the execution by the Client of a fresh Agreement for the Renewed Term not later than one (1) month before the expiration of the Term, time being of the essence;
16.1.2.3	compliance with all the provisions of this Clause 16; and
16.1.2.4	any additional Deposit due under the Renewed Term upon the execution of the Agreement for the Renewed Term.
16.1.3	The option to renew shall lapse and be of no effect in the event of the Client's failure to comply with all the provisions of this Clause 16. In this connection, the Company shall not be taken to have waived its rights to compliance with this Clause or to have acquiesced to any extensions of the Term or any renewal of the Agreement granted hereunder unless such waiver or acquiescence is in writing.

17.    HOLDER OVER

If the Client continues to occupy the Premises and/or Office beyond the expiration or sooner determination of the Term or fails to deliver vacant possession thereof to the Company after the expiration or sooner determination of the Term, without any express written agreement between the Company and the Client to extend the Term, the Client shall pay to the Company for every day of such holding over double the amount of (i) daily Fees or (ii) daily Fees charge based on the prevailing market rate during the period of any such holding over, whichever is higher, and there shall be no renewal of this Agreement by operation of law or pursuant to the provisions of this Agreement. During the period of any such holding over all other provisions of this Agreement shall be and remain in effect.

No provisions herein shall be construed as the Company's consent for the Client to hold over after the expiration or sooner determination of the Term. For purposes of this Clause, the Company shall not be taken to have waived any requirements under this Agreement or to have acquiesced to any extensions of the Term or any renewal of this Agreement unless such waiver or acquiescence is in writing.

18.  REDEVELOPMENT

18.1 If the Company wishes to:

18.1.1	redevelop, retrofit, refurbish, improve, renovate, upgrade or alter in any way whatsoever and prescribe, control and change the use, construction, size, configuration of or access to or any other aspect of any part or parts of the Premises and/or Office; or 181.2 alter, place or erect structures within or adjoining the Premises and/or Office, in such manner as the Company shall think fit,

18.2 the Company may:

18.2.1	do so at its absolute discretion and without the same constituting an actual or constructive eviction of the Client from the Office and without inuring any liability whatsoever to the Client therefor as long as reasonable means of access to and egress from the Premises and/or Office are afforded (even if such access may be temporarily restricted) and essential services are maintained without prejudice however to the rights of the Company under any other provision of this Agreement; or
18.2.2	terminate the Agreement without compensation by giving to the Client at three (3) months' prior written notice of such intention. Upon the expiry of such notice, the Agreement shall absolutely cease and determine and the Client shall deliver possession of the reinstated Office condition to the Company in accordance with the provisions of the Agreement without compensation from or any claim whatsoever against the Company but without prejudice to any right of action of the Company in respect of any antecedent breach of this Agreement by the Client.

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RULES AND REGULATIONS

The Client covenants with the Company that during the Term:

1.	Client shall not use the Office for any illegal or immoral act or purpose other than the purpose set out in Clause 6.1;
2.	Client shall not place anything in or cause obstruction of the common area;
3.	Client shall not (without the prior written consent of the Company) make any alterations to the set-up of the Office or to existing fixtures, fittings or furnishings, install and add any additional furniture, torture and fittings in the Office, exhibit and display on or affix, inter alio, tortures and fittings to the interior or exterior of the Office or anywhere in the Premises or damage the furniture and existing furnishings;
4.	Client shall keep the Office dean and tidy and shall keep the Office, including all tortures and fittings in it in good and tenantable repair and condition and immediately make good, to the reasonable satisfaction of the Company, any damage caused to the Office (including the fixtures and fittings in the Office) or any other part of the Premises by the Client, its employees, agents or any permitted occupier,
5.	Client shall exercise care in the handling and safekeeping of the Company's access cards to ensure the security of the Office;
6.	Client shall not permit or keep in the Office any substances of a dangerous, corrosive, combustible, explosive, radioactive or offensive nature which might damage the Premises or the Office or any tortures or fittings in the Office; and
7.	Client shall not damage or mistreat any equipment provided by the Company as part of the Office or Ancillary Services.
8.	Client shall not make or permit to be made any alteration in the internal construction or arrangement or in the external or interior appearance of the present scheme of decoration of the said premises without the written consent of the Company first had and obtained and if requested by the Company at the time of giving its written consent, the tenant shall restore the said premises to their original state and condition at the tenant's expense upon the expiration or termination of the Agreement.
9.	Client shall not keep or permit to be kept on the said premises or any part thereof any material of a dangerous or explosive nature or the keeping of which may contravene any local statute or regulation or bylaw or in respect of which an increased rate of insurance is usually or may actually be required or the keeping of which may cause the fire policy in respect thereof to become null and void.
10.	Client shall not install additional electrical points, fixtures or fittings without the previous consent in writing of the Company.
11.	Client shall not drill or hack any hole or drive anything whatsoever into the walls or to bore any hole in the ceiling without first having obtained the consent in writing of the Company; in which case(s) the consent is given by the Company, the Client shall reinstate the wall by covering it up with putty and paint this affected part to its original condition upon expiration of the Tenure. Painting of the walls is required when there are markings/drawings on the walls upon expiration of the Tenure.
12.	No consumption of food in the working room.

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THE FIRST SCHEDULE

Clause 3.1

1. Term of Lease	:	The term of twelve (12) months from the 1st day of June 2018 to the 31st day of May 2019, both dates inclusive.

Clause 4.1

2 Commencement Date of Subsequent Payments	:	The 1st day of the month of Monthly Rent

Clause 16

Option to Renew	Further term to be determined after discussion with Client

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